Exhibit 5
                        Hunton & Williams
                  RIVERFRONT PLAZA, EAST TOWER
                      951 EAST BYRD STREET
                  RICHMOND, VIRGINIA 23219-4074

                                                     File No.:  27789.211
                                             Direct Dial:  (804) 788-8267

                        August 19, 1994

Board of Directors
United Dominion Realty Trust, Inc.
10 South Sixth Street
Richmond, Virginia  23219

               Registration Statement on Form S-3
               $400,000,008 of Offered Securities

Gentlemen:

     We are acting as counsel for United Dominion Realty Trust, Inc. (the "Company") in connection with the registration under the Securities Act of 1933 of debt securities ("Debt Securities"), Preferred Stock, no par value ("Preferred Stock"), and Common Stock, $1 par value ("Common Stock"), of the Company having an aggregate maximum public offering price of $400,000,000 (the "Offered Securities"). The Offered Securities are described in the Registration Statement on Form S-3 of the Company (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") on August 19, 1994. In connection with the filing of the Registration Statement you have requested our opinion concerning certain corporate matters.

     We are of the opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the Commonwealth of Virginia.

     2. When the Offered Securities have been sold as described in the Registration Statement, the Offered Securities (to the extent consisting of Preferred Stock and/or Common Stock) will be legally issued, fully paid and nonassessable and (to the extent consisting of Debt Securities) will be legally issued, fully paid and nonassessable and will be binding obligations of the Company.

     We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us in the Prospectus included therein.

                                   Very truly yours,

                                   HUNTON & WILLIAMS